UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2018 (October 17, 2018)

NRC GROUP HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38119	81-4838205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Sunrise Highway, Suite 200, Building 200 Great River, New York	11739
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 224-9141

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 17, 2018 (the “Closing Date”), the registrant consummated the previously announced acquisition (the “Business Combination”) of all of the issued and outstanding membership interests of NRC Group Holdings, LLC (“NRC Group”) from JFL-NRC-SES Partners, LLC (“JFL Partners”), in accordance with the Purchase Agreement, dated as of June 25, 2018 and amended as of July 12, 2018 (the “Purchase Agreement”), between Hennessy Capital Acquisition Corp. III (“Hennessy Capital”) and JFL Partners. Pursuant to the Purchase Agreement, the total purchase price of $394.7 million was paid to JFL Partners in a combination of cash ($170.9 million) and in shares of the registrant’s common stock (21,873,680 shares valued at a total of $223.7 million). In connection with the closing of the Business Combination (the “Closing”), the registrant changed its name from Hennessy Capital Acquisition Corp. III to NRC Group Holdings Corp.

Unless the context otherwise requires, “we,” “us,” “our” and the “Company” refer to NRC Group Holdings Corp. and its consolidated subsidiaries at and after the Closing, “NRC Group” refers to NRC Group Holdings, LLC and its consolidated subsidiaries prior to the Closing, and “Hennessy Capital” refers to the registrant prior to the Closing.

In connection with the Business Combination, and to ensure sufficient funds to finance the cash component of the consideration payable to JFL Partners and payment of Hennessy Capital’s transaction fees and expenses, Hennessy Capital entered into a backstop and subscription agreement (the “Backstop and Subscription Agreement”) with Nomura Securities International, Inc. (“Nomura”), which provided for the issuance and sale by the registrant to institutional accredited investors of $75.0 million shares of the registrant’s 7.00% Series A Convertible Cumulative Preferred Stock, par value $0.0001 per share (the “Series A Convertible Preferred Stock”), with the possibility of additional shares of the registrant’s common stock, par value $0.0001 per share (the “Common Stock”) or shares of Series A Convertible Preferred Stock in a private placement (collectively, the “Nomura Commitment”). On August 24, 2018, Hennessy Capital entered into that certain Subscription Agreement (the “Cyrus Subscription Agreement”) with Cyrus Capital Partners, L.P. (“Cyrus Capital”), which provided for the issuance and sale by the registrant to Cyrus Capital, or to any affiliate of Cyrus Capital or to any fund and/or accounts that are managed, advised, or sub-advised by Cyrus Capital (collectively, with Cyrus Capital, “Cyrus”) of $53.0 million of shares of Series A Convertible Preferred Stock and approximately $15.0 million of newly issued shares of Common Stock. Prior to August 24, 2018, Hennessy Capital entered into certain additional subscription agreements (the “Other Subscription Agreements”) on terms substantially similar to the Cyrus Subscription Agreement with certain institutional accredited investors (the “Other Subscribers,” collectively, and together with Nomura and Cyrus, the “PIPE Investors”), which provided for the issuance and sale by the Company to the Other Subscribers of $8.75 million of shares of Series A Convertible Preferred Stock and approximately $5.0 million of newly issued shares of Common Stock. The Series A Convertible Preferred Stock purchased under the Cyrus Subscription Agreement and the Other Subscription Agreements reduced the equity commitment by Nomura under the Nomura Commitment, which resulted in Nomura purchasing $13.25 million shares of Series A Convertible Preferred Stock. The issuance and sale of shares under the Nomura Commitment, the Cyrus Subscription Agreement and the Other Subscription Agreements, being referred to collectively hereafter as the “PIPE Financing”. On the Closing Date, the PIPE Financing was consummated, and the Company issued to the PIPE Investors, in the aggregate, 750,000 shares of Series A Convertible Preferred Stock for aggregate cash proceeds of $75.0 million and 1,951,220 shares of Common Stock for aggregate cash proceeds of approximately $20.0 million.

Further to the Backstop and Subscription Agreement, Nomura subscribed for an additional $25.0 million of shares of Common Stock to serve as a backstop (the “Backstop Commitment”), which could be exercised at the option of the Company and would be fulfilled either through the issuance of newly issued shares of Common Stock or through open market purchases. On October 15-16, 2018, Hennessy Capital exercised the Backstop Commitment in full, and Nomura purchased $25.0 million in shares of Common Stock on the open market.

Concurrently with the execution of the Purchase Agreement, Hennessy Capital and its sponsor, Hennessy Capital Partners III LLC (“HCAC Sponsor”), entered into that certain Subscription Agreement (“JFL Subscription Agreement”), with J.F. Lehman & Company, LLC (“JFLCo”), which provided that JFLCo or one or more of its affiliated investment funds may elect (i) to purchase from the Company (A) up to 300,000 newly issued shares of Series A Convertible Preferred Stock for an aggregate purchase price of approximately $29.1 million and (B) up to 1,951,220 newly issued shares of Common Stock for an aggregate purchase price of approximately $20.0 million and (ii) in connection with any such purchase, receive from HCAC Sponsor 106,953 additional shares of Common Stock, for no consideration, in accordance with the terms of the JFL Subscription Agreement. JFLCo elected to exercise its rights under the JFL Subscription Agreement in full through certain of its affiliated funds (together with JFL Partners, the “JFL Funds”) for an aggregate purchase price of approximately $49.1 million. On the Closing Date, the transactions contemplated by the JFL Subscription Agreement were consummated.

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At the Closing, HCAC Sponsor exchanged 9,600,000 outstanding warrants issued to HCAC Sponsor in the private placement that occurred simultaneously with the consummation of Hennessy Capital’s initial public offering (the “placement warrants”) for 1,920,000 newly issued shares of Common Stock and forfeited to the Company an equivalent number of existing founder shares held by HCAC Sponsor for cancellation (the “Sponsor Warrant Exchange”). The effect of the Sponsor Warrant Exchange is to effectively cancel all of the outstanding placement warrants for no consideration upon consummation of the Business Combination.

Item 1.01	Entry Into a Material Definitive Agreement.

Registration Rights Agreement

On the Closing Date, the Company entered into an amended and restated registration rights agreement (the “New Registration Rights Agreement”) with each of the Company’s initial stockholders, HCAC Sponsor, the PIPE Investors and the JFL Funds. In this section, we refer to each of the parties to the New Registration Rights Agreement (other than the Company) as a “Restricted Stockholder.”

Resale Shelf Registration Statement. Pursuant to the New Registration Rights Agreement, the Company has agreed to file, as soon as reasonably practicable within 60 days after the Closing Date, a resale shelf registration statement on Form S-3 (the “Shelf Registration Statement”), for the benefit of the Restricted Stockholders, to register (i) the shares of Common Stock and shares of Series A Convertible Preferred Stock issued or received by the JFL Funds upon consummation of the Business Combination (including any shares of Common Stock issued or issuable upon conversion of such Series A Convertible Preferred Stock or shares of Common Stock issued or issuable as dividends on the Series A Convertible Preferred Stock), (ii) the founder shares held by Hennessy Capital’s initial stockholders, (iii) the shares of Common Stock issued to HCAC Sponsor in exchange for all 9,600,000 outstanding warrants held by HCAC Sponsor in the Sponsor Warrant Exchange, (iv) the shares of Common Stock and shares of Series A Convertible Preferred Stock issued to the PIPE Investors (including any shares of Common Stock issued or issuable upon conversion of such Series A Convertible Preferred Stock or shares of Common Stock issued or issuable as dividends on the Series A Convertible Preferred Stock), (v) any outstanding shares of Common Stock or any other security of the Company held by a Restricted Stockholder on the Closing Date and (vi) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, distribution, recapitalization, merger, consolidation, reorganization or other similar event (collectively, the “Registrable Securities”). The Company is obligated to use reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the United States Securities and Exchange Commission (the “SEC”) within 180 days following the Closing Date (or 90 days following the Closing Date if the SEC does not comment on the Shelf Registration Statement), and to use best efforts to maintain the Shelf Registration Statement continuously effective under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain permitted blackout periods, during the period (the “Shelf Registration Statement Effective Period”) from the date the Shelf Registration Statement is declared effective by the SEC until the earliest to occur of (a) 36 months after the effective date of the Shelf Registration Statement, (b) the date on which all the Registrable Securities have been sold or distributed pursuant to such Shelf Registration Statement or (c) the date on which the Registrable Securities covered by the Shelf Registration Statement first become eligible for sale pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder. There are no penalties associated with delays in registering such securities under the Shell Registration Statement.

Certain Restricted Stockholders (consisting of the initial stockholders of Hennessy Capital holding founder shares, Cyrus, Nomura and the JFL Funds (each such person, a “Demand Right Holder”)) will have the right, subject to certain conditions, to demand an underwritten offering of their respective Registrable Securities. The Company is not obligated to effect more than (i) eight underwritten offerings for JFL Funds and (ii) one underwritten offering for each of the other Demand Right Holders (acting individually), in each case less any demand registrations initiated by such person.

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Demand Rights. Subject to certain customary limitations set forth in the New Registration Rights Agreement, if (a) the Shelf Registration Statement is not declared effective by the SEC on or prior to the date that is 180 days after the Closing or (b) at any time during the Shelf Registration Statement Effective Period, the Shelf Registration Statement is not available to the Restricted Stockholders (subject to certain specified exceptions), the Demand Right Holders will have the right, subject to certain conditions, to require the Company by written demand to prepare and file a registration statement registering the offer and sale of a certain number of registrable securities (which offering may, in certain cases, be in the form of an underwritten offering). The Company is not obligated to effect more than (i) eight demand registrations for JFL Funds and (ii) one demand registration for the other Demand Right Holders (acting individually), in each case less any underwritten offerings pursuant to the Shelf Registration Statement initiated by such person.

In addition, the Company is also not obligated to effect any demand registration in the form of an underwritten offering unless the minimum aggregate offering price is at least $5.0 million (if on Form S-3) or at least $25.0 million (if the Company is not eligible to use Form S-3 or any successor form or similar short-form registration).

Piggyback Rights. If at any time on or after the Closing (a)(i) the Shelf Registration Statement is not declared effective by the SEC on or prior to the date that is 180 days after the Closing Date or (ii) at any time during the Shelf Registration Statement Effective Period, the Shelf Registration Statement is not available to the Restricted Stockholders (subject to certain specified exceptions), and (b) the Company proposes to file a registration statement under the Securities Act with respect to an offering of equity securities for its own account or for the account of stockholders of the Company (other than those public offerings pursuant to registration statements on forms that do not permit registration for resale by the Restricted Stockholders), then the Restricted Stockholders will have customary piggyback registration rights that allow them to include their Registrable Securities in any such registration statement. In addition, if the Company proposes to effect an underwritten offering for its own account or for the account of stockholders of the Company, then the Restricted Stockholders will have customary piggyback rights that allow them to include their Registrable Securities in such underwritten offering, subject to proportional cutbacks based on the identity of the party initiating such offering.

Limitations; Expenses; Indemnification. These registration rights are subject to certain customary limitations, including the right of the underwriters to limit the number of securities to be included in an underwritten public offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally be required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration and sale of Registrable Securities held by the Restricted Stockholders. In addition, the Company will pay the reasonable fees and expenses of one legal counsel selected by the majority-in-interest of the Demand Right Holders initiating a demand registration. Under the New Registration Rights Agreement, the Company has agreed to indemnify the Restricted Stockholders against any losses or damages resulting from any untrue statement or omission or alleged untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell the Company’s equity securities, unless such liability arose from their misstatement or omission, and each of the Restricted Stockholders, severally and individually, has agreed to indemnify the Company against any losses or damages caused by such Restricted Stockholder’s material misstatements or omissions in those documents.

A copy of the New Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference, and the foregoing description of the New Registration Rights Agreement is qualified in its entirety by reference thereto.

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Investor Rights Agreement

At the Closing, the Company entered into an Investor Rights Agreement with JFL Partners and JFLCo (the “Investor Rights Agreement”). The Investor Rights Agreement provides that JFLCo, on behalf of each JFL (as defined below) entity that holds shares of the Company’s capital stock, shall have the right (but not the obligation) to nominate to the Company’s board of directors (the “Board”), a number of designees equal to at least: (i) a majority of the total number of directors serving on the Board, so long as JFL collectively beneficially owns 50% or more of the shares of Common Stock; (ii) 50% of the total number of directors serving on the Board in the event that (a) JFL collectively beneficially owns 40% or more, but less than 50% of the shares of Common Stock and (b) there are an even total number of directors; (iii) 49% of the total number of directors, in the event that (a) JFL collectively beneficially own 40% or more, but less than 50%, of the shares of Common Stock and (b) there are an odd total number of directors; (iv) 40% of the total number of directors serving on the Board in the event that JFL collectively beneficially owns 30% or more, but less than 40% of Common Stock; (v) 30% of the total number of directors serving on the Board in the event that JFL collectively beneficially owns 15% or more, but less than 30% of the shares of Common Stock; and (vi) 20% of the total number of directors serving on the Board in the event JFL collectively beneficially owns 10% or more, but less than 15% of the shares of Common Stock. For purposes of calculating the number of directors that JFLCo is entitled to designate, any fractional amounts will automatically be rounded to the nearest whole number and any such calculations will be made after taking into account any increase in the total number of directors serving on the Board. As used in this Current Report on Form 8-K, “JFL” shall mean JFLCo, and, together with the JFL Funds (including JFL Partners) and each of its respective affiliates, subsidiaries and managed funds and its and their successors and assigns (other than the Company and its subsidiaries).

Calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), JFL beneficially owns 50% or more of the Common Stock as of the date of this Current Report on Form 8-K, which pursuant to the Investor Rights Agreement entitles JFLCo, on behalf of JFL, to nominate a majority of the total number of Company directors. Following the Closing, JFLCo exercised its rights to nominate two additional directors pursuant to the Investor Rights Agreement. See “Item 2.01. Completion of Acquisition or Disposition of Assets—Directors and Executive Officers” below.

A copy of the Investor Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 4.2 and is incorporated herein by reference, and the foregoing description of the Investor Rights Agreement is qualified in its entirety by reference thereto.

Indemnification Agreements

In addition, the Company has entered into customary indemnification agreements with each of its directors and executive officers, effective October 17, 2018. Each indemnification agreement provides that, subject to limited exceptions, the Company will indemnify each such director and executive officer to the fullest extent permitted by Delaware law, and upon the other undertakings set forth in the indemnification agreement, for claims arising in such person’s capacity as the Company’s director and/or officer. The indemnification agreements supersede any similar agreement previously entered into by the directors and executive officers with Hennessy Capital. A copy of a form indemnification agreement is filed with this Current Report on Form 8-K as Exhibit 10.8 and is incorporated herein by reference, and the foregoing description of the indemnification agreement is qualified in its entirety by reference thereto.

Lock-Up Agreements

At the Closing, JFL Partners entered into a 180-day lock-up agreement (the “Lock-Up Agreement”) with the Company with respect to the shares of Common Stock issued to JFL Partners upon the Closing pursuant to the Purchase Agreement (the “Lock-Up Shares”). Pursuant to the Lock-Up Agreement, JFL Partners agreed that, for a period of 180 days from the Closing (which period may be shortened under certain circumstances), it will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Lock-Up Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Notwithstanding the foregoing, pursuant to the Lock-Up Agreement, JFL Partners may sell or otherwise transfer any Lock-Up Shares to its equity holders or to any of its other affiliates, provided that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-Up Agreement.

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A copy of the Lock-Up Agreement is filed with this Current Report on Form 8-K as Exhibit 4.3 and is incorporated herein by reference, and the foregoing description of the Lock-Up Agreements is qualified in its entirety by reference thereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth under “Introductory Note” above and in Item 2.01 “Completion of Acquisition or Disposition of Assets” in the Company’s Current Report on Form 8-K filed with the SEC on October 17, 2018 is incorporated in this Item 2.01 by reference.

Prior to the Closing, Hennessy Capital was a shell company with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose assets primarily consist of interests in its direct wholly-owned subsidiary, NRC Group, and the direct and indirect subsidiaries thereof. The following information is provided about the business of the Company following the consummation of the Business Combination, set forth below under the following captions:

●	Cautionary Note Regarding Forward-Looking Statements;

●	Business;

●	Risk Factors;

●	Selected Historical Consolidated Financial Information of NRC Group;

●	Unaudited Pro Forma Condensed Combined Financial Information;

●	Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk;

●	Security Ownership of Certain Beneficial Owners and Management;

●	Directors and Executive Officers;

●	Executive Compensation;

●	Director Compensation;

●	Certain Relationships and Related Party Transactions;

●	Legal Proceedings;

●	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters;

●	Recent Sales of Unregistered Securities;

●	Description of the Company’s Securities;

●	Indemnification of Directors and Officers;

●	Financial Statements and Supplementary Data; and

●	Changes in and Disagreements with Accountants and Financial Disclosure.

Cautionary Note Regarding Forward-Looking Statements

We make forward-looking statements in this Current Report on Form 8-K, including in the statements incorporated herein by reference. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business.  These forward-looking statements are often preceded by, followed by or include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” “will” or similar expressions. Specifically, forward-looking statements may include statements relating to:

●	the benefits of the Business Combination;

●	the future financial performance of the Company following the Business Combination;

●	changes in the market for the Company’s services; and

●	expansion plans and opportunities, including future acquisitions or additional business combinations.

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These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K (or, in the case of forward-looking statements incorporated herein by reference, as of the date of the applicable filed document), and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the outcome of any legal proceedings that may be instituted against us following consummation of the Business Combination and the transactions contemplated thereby;

●	the inability to maintain the listing of the Common Stock and the Company’s warrants on the NYSE American following the Business Combination;

●	the risk that the Business Combination disrupts current plans and operations as a result of the consummation of the transactions contemplated thereby;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the Company’s ability to grow and manage growth profitably;

●	costs related to the Business Combination;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

●	changes in applicable laws or regulations; and

●	other risks and uncertainties indicated in Hennessy Capital’s definitive proxy statement dated October 1, 2018 (the “Definitive Proxy Statement”), including those under “Risk Factors” on pages 58 through 95 of the Definitive Proxy Statement.

Business

The business of the Company, including a description of its properties, is described in the Definitive Proxy Statement in the section entitled “Information About NRC Group” beginning on page 205, which is incorporated by reference herein.  The business of Hennessy Capital is described in the Definitive Proxy Statement in the section entitled “Information About Hennessy Capital” beginning on page 187, which is incorporated by reference herein.

On October 2, 2018, the Company acquired Quail Run Capital, LLC for an initial cash payment of $25.0 million, with an earnout of up to $15.0 million. For additional information, see the section entitled “The Business Combination—Interim Acquisition” beginning on page 120 of the Definitive Proxy Statement, incorporated by reference herein.

Risk Factors

The risk factors related to the Company’s business, operations and industry and ownership of our Common Stock are described in the Definitive Proxy Statement in the section entitled “Risk Factors” on pages 58 through 95, which descriptions are incorporated by reference herein.

Selected Historical Consolidated Financial Information of NRC Group

The section entitled “Selected Historical Financial Information of NRC Group” beginning on page 53 of the Definitive Proxy Statement is incorporated by reference herein.

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Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial statements give effect to the Business Combination, the combination of Sprint (as defined below) and NRC (as defined below) to form NRC Group in May 2018, the Dividend Recapitalization and the acquisition of SWS in May 2018 under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The combination of Sprint and NRC to form NRC Group, the Dividend Recapitalization and the acquisition of SWS are described in the section entitled “Information about NRC Group” beginning on page 187. The combination of Sprint and NRC to form NRC Group, the Dividend Recapitalization and related financing, and the acquisition of SWS occurred prior to June 30, 2018 and, therefore, are reflected in the historical unaudited condensed consolidated balance sheet of NRC Group at June 30, 2018. Since Sprint and NRC were under common control prior to their combination to form NRC Group in June 2018, historical condensed consolidated results of operations for the six months ended June 30, 2018 and historical consolidated results of operations for the year ended December 31, 2017 have been retroactively restated to present Sprint and NRC operations on a “combined” basis in order to conform to the current presentation. The Business Combination will be accounted for as a reverse merger in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, Hennessy Capital will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on NRC Group comprising the ongoing operations of the combined company, NRC Group’s equityholders having approximately 65% voting control of the combined company and NRC Group’s senior management comprising the senior management of the combined company. For accounting purposes, NRC Group will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of NRC Group (i.e., a capital transaction involving the issuance of stock by Hennessy Capital for the stock of NRC Group). Accordingly, the consolidated assets, liabilities and results of operations of NRC Group will become the historical financial statements of the combined company, and Hennessy Capital’s assets, liabilities and results of operations will be consolidated with NRC Group beginning on the acquisition date.

The historical consolidated financial information has been adjusted in these unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Business Combination and the proposed related financing transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the post-combination company. The unaudited pro forma condensed combined balance sheet is based on NRC Group’s unaudited condensed consolidated balance sheet as of June 30, 2018 together with the unaudited condensed balance sheet of Hennessy Capital, as of June 30, 2018 and has been prepared to reflect the Business Combination and the proposed related financing transactions as if they occurred on June 30, 2018. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2018 combines the pro forma consolidated results of operations of NRC Group to reflect the May 2018 acquisition of SWS as though it was made at January 1, 2017 (as described in Note 6), together with the unaudited historical results of operations for Hennessy Capital for the six months ended June 30, 2018. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 combines the pro forma consolidated results of operations of NRC Group to reflect the May 2018 acquisition of SWS as though it was made at January 1, 2017 (as described in Note 6), together with the audited historical results of operations for Hennessy Capital for the period from January 3, 2017 (inception) to December 31, 2017. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2018 and for the year ended December 31, 2017 gives pro forma effect to the Business Combination and the proposed related financing transactions as if they occurred on January 1, 2017, the beginning of the fiscal year presented and carried forward to the subsequent interim period.

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The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2018 was derived from NRC Group’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2018 after making pro forma adjustments to include the operations of the acquired SWS business as though it was acquired on January 1, 2017 (see Note 6 below) and Hennessy Capital’s unaudited condensed statement of operations for the six months ended June 30, 2018, each of which is included elsewhere in this Current Report on Form 8-K or in the Definitive Proxy Statement. Such unaudited interim financial information has been prepared on a basis consistent with the audited financial statements of NRC Group and Hennessy Capital, respectively, and should be read in conjunction with the interim unaudited financial statements and audited financial statements and related notes, each of which is included elsewhere in this Current Report on Form 8-K or in the Definitive Proxy Statement. The unaudited pro forma condensed combined statement of operations information for the year ended December 31, 2017 was derived from NRC Group’s audited consolidated statement of operations for the year ended December 31, 2017, after making pro forma adjustments to include the operations of the acquired SWS business as though it was acquired on January 1, 2017 together with Hennessy Capital’s historical audited statement of operations for the period January 3, 2017 (inception) to December 31, 2017 included elsewhere in this Current Report on Form 8-K or in the Definitive Proxy Statement.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the Business Combination and the proposed related financing transactions been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The combined company will incur additional costs after the Business Combination in order to satisfy its obligations as a fully reporting public company. In addition, we anticipate the adoption of various stock compensation plans or programs (including the Incentive Plan) that are typical for employees, officers and directors of public companies. No adjustment to the unaudited pro forma statement of operations has been made for these items as they are not directly related to the Business Combination and amounts are not yet known.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and the sections entitled “NRC Group’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Hennessy Capital Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and notes thereto of NRC Group, SWS and Hennessy Capital, included elsewhere in this Current Report on Form 8-K or in the Definitive Proxy Statement.

The unaudited pro forma condensed combined financial statements have been prepared based on: (i) 20,954,826 shares of Hennessy Capital common stock redeemed at the Closing ($214.3 million) pursuant to Hennessy Capital’s pre-Business Combination certificate of incorporation, (ii) the amount raised from the sale of $75.0 million of our Series A Convertible Preferred Stock and approximately $20.0 million of the registrant’s common stock in the PIPE Financing and (iii) approximately $49 million raised in connection with the JFL Subscription (as defined).

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Unaudited Pro Forma

Condensed Combined Balance Sheet

As of June 30, 2018

(In Thousands)

	Hennessy
	Capital
	Acquisition		Pro Forma	Footnote	Pro Forma
	Corp. III	NRC Group	Adjustments	Reference	Combined
ASSETS
Current assets
Cash and cash equivalents	$882	$9,257	$261,523	3a	$7,512
			$(214,343)	3f
			(170,900)	3b
			(23,907)	3c
			105,000	3e
			40,000	3g
Accounts receivable, net	—	95,094	—		95,094
Inventory	—	7,009	—		7,009
Prepaid expenses and other assets	62	5,402	—		5,464
Total current assets	$944	$116,762	$(2,627)		$115,079
Cash and investments held in Trust Account	261,658	—	(261,523)	3a	—
			(135)	3a
Property and equipment, net	—	114,504	—		114,504
Goodwill	—	44,563	—		44,563
Other intangible assets, net	—	51,254	—		51,254
Other long term assets	—	2,145	—		2,145
TOTAL ASSETS	$262,602	$329,228	$(264,285)		$327,545
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Current maturities of long-term and revolving debt	$—	$3,080			$3,080
Accounts payable and accrued expenses	2,534	41,754	(3,732)	3h	40,556
Deferred revenue	—	5,137	—		5,137
Other current liabilities including taxes	135	110	(135)	3a	110
Total current liabilities	$2,669	$50,081	$(3,867)		$48,883
Long-term liabilities
Deferred underwriters’ fee	9,616	—	(9,616)	3c	—
Long-term debt, net of current maturities	—	295,328			295,328
Other liabilities	—	5,555			5,555
Total liabilities	12,285	350,964	(13,483)	3a	349,766
Common stock subject to possible redemption	245,317		(245,317)	3c	—
Stockholders’ Equity
Preferred stock	—		—	3e	—
			—	3d
Common stock	1		2	3b	4
			2	3c
			—	3d
			(1)	3f
Common Units/Members Capital	—	64,150	(64,150)	3b	—
Additional paid-in-capital	6,121	14,331	(104,250)	3b	81,153
			(2,500)	3c
			223,738	3b
			(223,740)	3b
			245,315	3c
			(214,342)	3f
			(1,122)	3d
			(7,398)	3c, g
			105,000	3e
			40,000	3g
Retained earnings (accumulated deficit)	(1,122)	(94,374)	(6,893)	3c	(97,535)
			1,122	3d
			3,732	3h
Accumulated other comprehensive loss	—	(5,843)	—		(5,843)
Total stockholders’ equity	$5,000	$(21,736)	$(5,485)		$(22,221)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$262,602	$329,228	$(264,285)		$327,545

See accompanying notes to unaudited pro forma condensed financial information

9

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2018
(In Thousands EXCEPT SHARE AND PER SHARE AMOUNTS)

	Hennessy Capital Acquisition Corp. III	NRC Group Pro Forma with SWS	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined

Net revenue	$—	$173,451	$—		$173,451
Operating expenses:
Operating expenses including cost of revenues	2,963	121,104	(2,332)	4d	121,735
General and administrative expenses	—	27,247	—		27,247
Depreciation and amortization	—	13,010	—		13,010
Other expense including management fees and acquisition expenses, net	—	4,926	(1,400)	4d	3,526
Total operating expenses	2,963	166,287	(3,732)		165,518
Income from operations	(2,963)	7,164	3,732		7,933
Other income(expense):
Interest and other income or expense	1,962	64	(1,962)	4a	64
Loss on extinguishment of debt	—	(2,720)	2,720	4c	—
Interest and financing costs	—	(7,633)	7,633	4b	(11,650)
			(11,650)	4b
Total other income (expense)	1,962	(10,289)	(3,259)		(11,586)
Income (loss) before income taxes	(1,001)	(3,125)	473		(3,653)
Provision (benefit) for income taxes	402	(1,092)	(402)	4a	(1,092)
Net income (loss)	$(1,403)	$(2,033)	$875		$(2,561)
Earnings (loss) per share available to common shareholders Basic and diluted	$(0.18)				$(0.07)
Weighted average shares outstanding – Basic and diluted	7,681,000		29,221,000	5a	36,902,000

See accompanying notes to unaudited pro forma condensed financial information

10

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2017
(In Thousands EXCEPT SHARE AND PER SHARE AMOUNTS)

	Hennessy Capital Acquisition Corp. III	NRC Group Pro Forma with SWS	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined

Operating revenue	$—	$338,239	$—		$338,239
Costs and expenses:
Operating expenses including cost of revenues	—	230,214	—		230,214
General and administrative expenses	670	56,745	—		57,415
Depreciation and amortization	—	29,137	—		29,137
Impairment loss – goodwill	—	6,852	—		6,852
Management fees	—	1,836	—		1,836
Other expense including acquisition expenses, net	—	4,113	—		4,113
Total operating expenses	670	328,897	—		329,567
Income (loss) from operations	(670)	9,342	—		8,672
Other income (expense):
Interest and other income	1,395	7	(1,395)	4a	7
Other expense, net	—	(93)			(93)
Interest and financing costs	—	(14,033)	14,033	4b	(23,300)
			(23,300)	4b
Foreign currency transaction losses	—	(402)	—		(402)
Total other income (expense)	1,395	(14,521)	(10,662)		(23,788)
Income (loss) before income taxes	725	(5,179)	(10,662)		(15,116)
Provision for income taxes	444	2,135	(444)	4a	2,135
Net income (loss)	$281	$(7,314)	$(10,218)		$(17,251)
Earnings (loss) per share available to common shareholders
Basic	$0.04				$(0.47)
Diluted	$0.02				$(0.47)
Weighted average shares outstanding –
Basic	6,711,000		30,191,000	5a	36,902,000
Diluted	19,254,000		17,648,000	5a	36,902,000

See accompanying notes to unaudited pro forma condensed financial information

11

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transaction

On October 17, 2018, the registrant consummated the previously announced acquisition of all of the issued and outstanding membership interests of NRC Group from JFL Partners, in accordance with the Purchase Agreement, dated as of June 25, 2018 and amended as of July 12, 2018 between Hennessy Capital and JFL Partners. Pursuant to the Purchase Agreement, the total purchase price of $394.7 million was paid to JFL Partners in a combination of cash ($170.9 million) and in shares of the registrant’s common stock (21,873,680 shares valued at a total of $223.7 million). In connection with the closing of the Business Combination, the registrant changed its name from Hennessy Capital Acquisition Corp. III to NRC Group Holdings Corp.

In connection with the Business Combination, and to ensure sufficient funds to finance the cash component of the consideration payable to JFL Partners and payment of Hennessy Capital’s transaction fees and expenses, Hennessy Capital entered into the Backstop and Subscription Agreement with Nomura, which provided for the issuance and sale by the registrant to institutional accredited investors of $75.0 million shares of the registrant’s 7.00% Series A Convertible Cumulative Preferred Stock, par value $0.0001 per share, with the possibility of additional shares of the registrant’s common stock or shares of Series A Convertible Preferred Stock in a private placement. On August 24, 2018, Hennessy Capital entered into the Cyrus Subscription Agreement, which provided for the issuance and sale by the registrant to Cyrus Capital, or to any affiliate of Cyrus Capital or to any fund and/or accounts that are managed, advised or sub-advised by Cyrus Capital (collectively, with Cyrus Capital, “Cyrus”) of $53.0 million of shares of Series A Convertible Preferred Stock and approximately $15.0 million of newly issued shares of the registrant’s common stock. Prior to August 24, 2018, Hennessy Capital entered into certain Other Subscription Agreements on terms substantially similar to the Cyrus Subscription Agreement with certain Other Subscribers, collectively, and together with Nomura and Cyrus, the “PIPE Investors”), which provided for the issuance and sale by the registrant to the Other Subscribers of $8.75 million of shares of Series A Convertible Preferred Stock and approximately $5.0 million of newly issued shares of the registrant’s common stock. The Series A Convertible Preferred Stock purchased under the Cyrus Subscription Agreement and the Other Subscription Agreements reduced the equity commitment by Nomura under the Nomura Commitment, which resulted in Nomura purchasing $13.25 million shares of Series A Convertible Preferred Stock. The issuance and sale of shares under the Nomura Commitment, the Cyrus Subscription Agreement and the Other Subscription Agreements, being referred to collectively hereafter as the “PIPE Financing”. On the Closing Date, the PIPE Financing was consummated, and the registrant issued to the PIPE Investors, in the aggregate, 750,000 shares of Series A Convertible Preferred Stock for aggregate cash proceeds of $75.0 million and 1,951,220 shares of the registrant’s common stock for aggregate cash proceeds of approximately $20.0 million.

Further to the Backstop and Subscription Agreement, Nomura subscribed for an additional $25.0 million of shares of the registrant’s common stock to serve as a backstop (the “Backstop Commitment”), which could be exercised at the option of the registrant and would be fulfilled either through the issuance of newly issued shares of the registrant’s common stock or through open market purchases.

Concurrently with the execution of the Purchase Agreement, Hennessy Capital and its sponsor, Hennessy Sponsor, entered into the JFL Subscription Agreement with JFLCo, which provided that JFLCo or one or more of its affiliated investment funds may elect (i) to purchase from the registrant (A) up to 300,000 newly issued shares of Series A Convertible Preferred Stock for an aggregate purchase price of approximately $29.1 million and (B) up to 1,951,220 newly issued shares of the registrant’s common stock for an aggregate purchase price of approximately $20.0 million and (ii) in connection with any such purchase, receive from HCAC Sponsor 106,953 additional shares of the registrant’s common stock, for no consideration, in accordance with the terms of the JFL Subscription Agreement. JFLCo elected to exercise its rights under the JFL Subscription Agreement in full through certain of its affiliated funds (together with JFL Partners, the “JFL Funds”) for an aggregate purchase price of approximately $49.1 million. On the Closing Date, the transactions contemplated by the JFL Subscription Agreement were consummated.

At the Closing, HCAC Sponsor exchanged 9,600,000 outstanding warrants issued to HCAC Sponsor in the private placement that occurred simultaneously with the consummation of Hennessy Capital’s initial public offering for 1,920,000 newly issued shares of the registrant’s common stock and forfeited to the registrant in the Sponsor Warrant Exchange for equivalent number of existing founder shares held by HCAC Sponsor for cancellation. The effect of the Sponsor Warrant Exchange is to effectively cancel all of the outstanding placement warrants for no consideration upon consummation of the Business Combination.

The following unaudited pro forma condensed combined financial statements have been prepared based on: (i) 20,954,826 shares of Hennessy Capital common stock redeemed at the Closing ($214.3 million) pursuant to Hennessy Capital’s pre-Business Combination certificate of incorporation, (ii) the amount raised from the sale of $75.0 million of our Series A Convertible Preferred Stock and approximately $20.0 million of the registrant’s common stock in the PIPE Financing and (iii) approximately $49 million raised in connection with the JFL Subscription (as defined).

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2. Basis of Presentation

The following unaudited pro forma condensed combined financial statements give effect to the Business Combination, the combination of Sprint and NRC to form NRC Group in May 2018, the Dividend Recapitalization, and the acquisition of SWS in May 2018 under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The combination of Sprint and NRC to form NRC Group, the Dividend Recapitalization and related financing, and the acquisition of SWS occurred prior to June 30, 2018 and, therefore, are reflected in the historical unaudited condensed consolidated balance sheet of NRC Group at June 30, 2018. Since Sprint and NRC were under common control prior to their combination to form NRC Group in June 2018, historical condensed consolidated results of operations for the six months ended June 30, 2018 and historical consolidated results of operations for the year ended December 31, 2017 have been retroactively restated to present Sprint and NRC operations on a “combined” basis in order to conform to the current presentation. The Business Combination will be accounted for as a reverse merger in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, Hennessy Capital will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on NRC Group comprising the ongoing operations of the combined company, NRC Group’s equityholders having approximately 65% voting control of the combined company and NRC Group’s senior management comprising the senior management of the combined company. For accounting purposes, NRC Group is the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of NRC Group (i.e., a capital transaction involving the issuance of stock by Hennessy Capital for the stock of NRC Group). Accordingly, the consolidated assets, liabilities and results of operations of NRC Group will become the historical financial statements of the combined company, and Hennessy Capital’s assets, liabilities and results of operations will be consolidated with NRC Group beginning on the acquisition date.

The unaudited pro forma condensed combined balance sheet as of June 30, 2018 was derived from NRC Group’s unaudited condensed consolidated balance sheet as of June 30, 2018 together with Hennessy Capital’s unaudited balance sheet as of June 30, 2018. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 assumes that the Business Combination and the related proposed financing transactions were completed on June 30, 2018.

The unaudited pro forma condensed combined statement of operations information for the six months ended June 30, 2018 was derived from NRC Group’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2018 after making pro forma adjustments to include the operations of the acquired SWS business as though it was acquired on January 1, 2017 (see note 6 below), together with Hennessy’s unaudited condensed statement of operations for the six months ended June 30, 2018. The unaudited pro forma condensed combined statement of operations information for the year ended December 31, 2017 was derived from NRC Group’s audited consolidated statement of operations for the year ended December 31, 2017 after making pro forma adjustments to include the operations of the acquired SWS business as though it was acquired on January 1, 2017 (see note 6 below), together with Hennessy Capital’s audited statement of operations for the period from January 3, 2017 (inception) to December 31, 2017 and gives pro forma effect to the Business Combination and the related proposed financing transactions as if they had occurred on January 1, 2017, the beginning of the fiscal year presented and carried forward to the subsequent interim period.

3. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The pro forma adjustments to the unaudited combined pro forma balance sheet consist of the following:

(a)	Reflects cash funding as follows: (i) the transfer of $261.5 million from Hennessy Capital’s trust account and (ii) the transfer of $135 thousand from Hennessy Capital’s trust account for the payment of accrued taxes. The following transactions that are related to the Business Combination occurred in June 2018 and are, therefore, already reflected in the unaudited historical condensed consolidated balance sheet of NRC Group, (i) the combination of Sprint and NRC in June 2018 to form NRC Group, (ii) the proceeds from NRC’s new $308.0 million term loan facility, net of approximately $9.7 million of financing costs including original issue discount of approximately $3.5 million, placement fees of approximately $5.3 million, and reflecting approximately $3.1 million as current portion of long-term debt (four installments of $770 thousand per quarter beginning September 30, 2018), (iii) the repayment of the existing approximately $210 million of debt and (iv) the approximately $86.5 million Dividend Recapitalization to investment affiliates of JFLCo.

13

(b)	Reflects the payment of purchase price as follows: (i) $170.9 million in cash (approximately $39.1 of which was remitted to NRC Group to reimburse seller expenses that were paid through NRC Group) including $2.5 million reimbursement of commitment fees advanced by JFL in connection with the Backstop and Subscription Agreement (charged to additional paid in capital) and (ii) equity purchase price of $223.74 million in fair value of 21,873,680 shares of the registrant’s common stock valued at $10.23 per share.

(c)	Reflects other transaction effects including the payment of transaction costs associated with the Business Combination which are estimated to be approximately $36.1 million in total for both parties, including; (i) approximately $9.616 million of deferred underwriting discounts and fees from Hennessy Capital’s IPO which are due upon consummation of the Business Combination as well (ii) approximately $9.9 million in placement/subscription fees and original issue (including $2.5 million advanced by and reimbursed to JFL), (iii) other legal, accounting, printing, mailing, filing, commitment fees and other costs aggregating approximately $6.9 million, and (iv) approximately $9.7 million of costs (paid in June 2018 and included in the historical consolidated pro forma balance sheet of NRC at June 30, 2018) associated with the debt financing, including $3.5 million of original issue discount. Also includes the elimination of 24,288,851 shares of common stock subject to possible redemption.

(d)	This adjustment reflects the elimination of Hennessy Capital’s retained earnings and the company’s par value of common and preferred stock upon consummation of the Business Combination.

(e)	Represents the issuance of 1,050,000 shares of Series A Convertible Preferred Stock (par value $0.0001) at a per share purchase price (prior to original issue discount) of $100, for gross proceeds (prior to original issue discount) in the amount of $105.0 million, including $75.0 million from PIPE Investors and $30.0 million from investment affiliates of JFL. Each share of Series A Preferred Stock will be convertible into shares of the registrant’s common stock at an assumed conversion price of $12.50. The unaudited pro forma combined balance sheet does not assume conversion of the Series A Convertible Preferred Stock. If the Series A Convertible Preferred Stock were to be converted into shares of the registrant’s common stock, the impact on the unaudited pro forma condensed unaudited balance sheet as of June 30, 2018 would be as follows:

	(in thousands of dollars)
Line item	Pro Forma Combined	Adjusted for the Conversion

Convertible preferred stock	$—	$—
Common stock	$4	$4
Additional paid-in-capital	$81,153	$81,153
Stockholders’ deficit	$(22,221)	$(22,221)

(f)	Reflects the withdrawal of $214.3 million of funds from our trust account to fund the redemption of 20,954,826 shares of common stock at Closing.

(g)	To reflect the $20.0 million PIPE Financing and the $20.0 million JFL Subscription for an aggregate of 3,902,000 shares of common stock at $10.25 as well as related subscription fees.

(h)	To reflect Business Combination costs included in (c) above that have already been incurred and need to be removed to avoid duplication.

4. Notes and Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments to the unaudited condensed combined pro forma statements of operations consist of the following:

(a)	Elimination of interest income, and related federal income taxes, on the Hennessy Capital trust assets.

14

(b)	Reflects (a) the elimination of historical interest expense of $7.6 million for the six months ended June 30, 2018 and $14.1 million of historical interest expense for the year ended December 31, 2017 on debt that was repaid in NRC’s June 2018 refinancing and (b) the addition of approximately $11.65 million and $23.3 million, respectively, in interest and financing cost on the new debt for the six months ended June 30, 2018 and for the year ended December 31, 2017, respectively, consisting of annual interest expense at 7.2% of approximately $21.5 million per year ($10.75 million for the six months) and amortization of financing costs of approximately $1.8 million per year ($0.9 million for the six months). The interest rate on the new debt financing is LIBOR (with a floor of 1%) plus 5.25% and is approximately 7.2% as of July 1, 2018. Each 0.125% change in the interest rate would generate an approximately $373 thousand change in interest expense per year (approximately $186 thousand for the six months).

The condensed combined pro forma statement of operations does not contain an adjustment for the related effect on income tax expense for the six months ended June 30, 2018 and the year ended December 31, 2017 applied to the incremental change in interest expense as the company does not currently believe that tax deduction would be realizable.

(c)	To eliminate loss on extinguishment of debt refinanced in June 2018 in connection with the business combination.

(d)	To eliminate approximately $3.7 million of costs associated with the Business Combination including approximately $2.3 million at Hennessy Capital and $1.4 million at NRC Group.

5. Earnings per Share

The pro forma adjustments to the unaudited combined pro forma statement of operations earnings per share consist of the following:

(a)	The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the historical Hennessy Capital weighted average number of shares outstanding as follows.

For basic and diluted earnings per share, 7,681,000 and 7,681,000, respectively, for the six months ended June 30, 2018, and 6,711,000 and 19,254,000, respectively, for the period from January 3, 2017 (inception) to December 31, 2017, are adjusted by: (a) 24,400,000 and 24,400,000 shares, respectively at June 30, 2018 and 25,370,000 and 12,827,000, shares, respectively, at December 31, 2017 to increase the weighted average share amount to 32,081,000 at June 30, 2018 and December 31, 2017, representing the total number of shares outstanding as of those dates inclusive of the shares that would no longer be subject to possible redemption as a result of the Business Combination and (b) 21,874,000 shares issued in connection with the Business Combination scenarios, (c) 20,955,000 shares redeemed at the Closing, (d) 3,902,000 PIPE common shares issued and (e) 1,920,000 warrant exchange shares issued and 1,920,000 founder shares forfeited as summarized below:

Basic shares —	Six Months ended June 30, 2018	Year ended December 31, 2017
Weighted average shares – basic, reported	7,681,000	6,711,000
Add: Redeemable/IPO shares	24,400,000	25,370,000
Warrant Exchange Shares	1,920,000	1,920,000
Closing merger consideration payable in stock	21,874,000	21,874,000
Issuance of PIPE shares	3,902,000	3,902,000
Less: Founder Forfeited Shares	(1,920,000)	(1,920,000)
Shares redeemed	(20,955,000)	(20,955,000)
Subtotal Added	29,221,000	30,191,000
Weighted average shares pro forma	36,902,000	36,902,000

15

Diluted shares —	Year ended December 31, 2017
Weighted average shares reported	19,254,000
Add: Redeemable/IPO shares	12,827,000
Warrant exchange shares	1,920,000
Closing merger consideration payable in stock	21,874,000
Issuance of PIPE shares	3,902,000
Less: Founder Forfeited Shares	(1,920,000)
Shares redeemed	(20,955,000)
Subtotal Added	17,648,000
Weighted average shares pro forma	36,902,000

The registrant currently has 19,248,750 warrants to purchase up to a total of 19,249,750 shares. Additionally, the 1,050,000 shares of Series A Convertible Preferred Stock issued will be convertible into 8,400,000 shares of the registrant’s common stock. Because the warrants are exercisable and the Series A Convertible Preferred Stock are convertible at per share amounts exceeding the current market price of the registrant’s common stock and the per share redemption price of $10.23, the warrants and Series A Convertible Preferred Stock, and in any instance in which there is a net loss, the warrants are considered antidilutive and any shares that would be issued upon exercise of the warrants or conversion of the Series A Convertible Preferred Stock are not included in earnings per share.

6. NRC’s May 2018 Acquired Business (“SWS”) and Related Unaudited Pro Forma Information

In May 2018, NRC acquired Progressive Environmental Services, Inc. (“SWS”) for approximately $22.3 million, excluding approximately $0.4 of cash acquired, to retire SWS’ then outstanding indebtedness. SWS, headquartered in Fort Worth, Texas, provides environmental services through 20 locations in eight states in the Southwest, Gulf Coast and Midwest of the United States.

The following is a summary of the allocation of the purchase price paid to the fair values of the net assets at the acquisition date in May 2018:

Accounts receivable	$12,942,000
Other current assets	544,000
Property and equipment	7,037,000
Goodwill	4,939,000
Intangible assets	2,879,000
Other non-current assets	861,000
Accounts payable and other liabilities	(5,873,000)
Deferred tax liability	(1,054,000)
Total	$22,275,000

The assets acquired and liabilities assumed were recorded at fair value as of the acquisition date. The acquisition was a stock purchase, therefore the values assigned to the intangible assets and goodwill are not deductible for tax purposes. Approximately $1.5 million of transaction expenses were incurred in the acquisition, much of which are not deductible for tax purposes.

Unaudited Pro Forma Financial Information for Businesses Acquired by NRC in May 2018 — The following unaudited pro forma consolidated financial statements gives effect to the acquisition of SWS under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The Business Combination has been accounted for as an acquisition of SWS by NRC (the accounting acquirer) since, immediately following completion of the transaction, the equityholders of NRC immediately prior to the Business Combination control SWS.

The SWS acquisition occurred in May 2018, and therefore it has been included in the NRC Group historical consolidated balance sheets as of June 30, 2018 and it has been included in the NRC Group consolidated statements of operations subsequent to the date of acquisition. Since the SWS acquisition meets the threshold for reporting of significant acquired businesses, the following consolidated pro forma information is presented in order to give pro forma effect to the acquisition of SWS as if it had occurred as of January 1, 2017, the beginning of the fiscal year presented and carried forward to the subsequent interim period, for purposes of the six months ended June 30, 2018 and the year ended December 31, 2017.

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NRC Group and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the Six Months Ended June 30, 2018
(Dollars in thousands)

	NRC Group	Progressive Environmental Services, Inc. “SWS” (to May 31, 2018)	Pro Forma Adjustments for the Business Combination	Footnote Reference	NRC Group Pro Forma Combined

Net revenue	$152,924	$20,527	$—		$173,451
Operating expenses:
Operating expenses including cost of revenues	105,790	15,314			121,104
General and administrative expenses	20,193	7,054			27,247
Depreciation and amortization	11,784	891	335	6a	13,010
Other expense including management fees and acquisition expenses, net	6,426	—	(1,500)	6d	4,926
Total operating expenses	144,193	23,259	(1,165)		166,287
Income from operations	8,731	(2,732)	1,165		7,164
Other income (expense):
Gain on sale of assets	—	34,090	(34,090)	6c	—
Other income (expense), including debt extinguishment	(2,687)	31	—		(2,656)
Interest and financing costs	(7,633)	(575)	575	6b	(7,633)
Total other income (expense)	(10,320)	33,546	(33,515)		(10,289)
Income (loss) before income taxes	(1,589)	30,814	(32,350)		(3,125)
Provision (benefit) for income taxes	(1,020)	(72)			(1,092)
Net income (loss)	$(569)	$30,886	$(32,350)		$(2,033)

See accompanying notes for pro forma adjustments

17

NRC Group and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2017
(Dollars in thousands)

	NRC Group	Progressive Environmental Services, Inc. “SWS”	Pro Forma Adjustments for the Business Combination	Footnote Reference	NRC Group Pro Forma Combined

Operating revenue	$277,631	$60,608	$—		$338,239
Costs and expenses:
Operating expenses including cost of revenues	190,610	39,604			230,214
General and administrative expenses	34,284	21,092	1,369	6e	56,745
Depreciation and amortization	26,148	2,187	802	6a	29,137
Impairment loss - goodwill	—	6,852			6,852
Management fees	1,836	—			1,836
Other expense including acquisition expenses, net	4,113	—			4,113
Total operating expenses	256,991	69,735	2,171		328,897
Income (loss) from operations	20,640	(9,127)	(2,171)		9,342
Other income (expense):
Interest and other income	7	—	—		7
Other expense, net	(93)	(1,369)	1,369	6e	(93)
Interest and financing costs	(14,033)	(4,833)	4,833	6b	(14,033)
Foreign currency transaction losses	(402)	—			(402)
Total other income (expense)	(14,521)	(6,202)	6,202		(14,521)
Income (loss) before income taxes	6,119	(15,329)	4,031		(5,179)
Provision for income taxes	447	1,688			2,135
Net income (loss)	$5,672	$(17,017)	$4,031		$(7,314)

See accompanying notes for pro forma adjustments

Notes to Unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2018 and for the year ended December 31, 2017 — The following adjustments were made to the unaudited pro forma consolidated statement of operations:

(a)	To record amortization of intangibles acquired.

(b)	To record the elimination of interest expense on the SWS debt that was assumed and paid off at a discount.

(c)	To eliminate gain on sale on SWS books for its sale to NRG Group.

(d)	To eliminate approximately $1.5 million of expenses of the SWS acquisition in the six months ended June 30, 2018.

(e)	To reclassify non-recurring expense to operating expense, general and administrative expenses.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The section entitled “NRC Group’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 235 of the Definitive Proxy Statement is incorporated by reference herein.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates. The Company is exposed to changes in interest rates primarily from variable rate long-term debt arrangements. At June 30, 2018, interest on borrowings under the New Credit Facility was subject to fluctuation based on changes in short-term interest rates. The Company does not believe that fluctuations in interest had a material effect on its business, financial condition or results of operations during the years ended December 31, 2017 or 2016 or the six months ended June 30, 2018 or 2017. Inflation generally affects the Company by increasing its cost of labor. The Company does not believe that inflation had a material effect on its business, financial condition or results of operations during the years ended December 31, 2017 or 2016 or the six months ended June 30, 2018 or 2017.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of shares of Common Stock upon consummation of the Business Combination on October 17, 2018 by:

●	each person who is known by the Company to be the beneficial owner of more than 5% of the Common Stock;

●	each of the Company’s directors and executive officers; and

●	all executive officers and directors of the Company as a group.

The beneficial ownership of our Common Stock, subject to the exclusions below, is based on 36,902,544 shares of Common Stock issued and outstanding as of October 19, 2018.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants or other derivative securities that are currently exercisable or convertible or exercisable or convertible within 60 days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name and Address of Beneficial Owners(1)	Number of Shares	%
Entities affiliated with J.F. Lehman & Company, LLC (2)	26,331,853	67.0%
Nomura Securities International, Inc. (3)	3,502,419	9.2%
SBTS, LLC(4)	5,703,415	13.9%
James R. Baumgardner	--	*
Michael Bayer	--	*
Donald Glickman	--	*
C. Alexander Harman (2)	--	*
Daniel J. Hennessy	1,271,961	3.4%
Robert V. Nelson III	--	*
Joseph Peterson	--	*
James F. O’Neil III	168,930	*
John R. Rapaport (4)	--	*
Glenn M. Shor (2)	--	*
Christian Swinbank	--	*
Paul Taveira	--	*
All directors and officers as a group (12 persons)	1,440,891	3.9%

*	Indicates percentage of less than one percent

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(1)	Unless otherwise notes, the business addresses of each of the following entities or individuals is 3500 Sunrise Highway, Suite 200, Building 200 Great River, New York.

(2)	(A) Includes 21,873,680 shares of Common Stock held by JFL-NRC-SES Partners, LLC (“JFL Partners”). JFL Partners may be deemed to be controlled by its sole members, JFL-NRC Partners, LLC (“JFL-NRC”) and JFL-SES Partners, LLC (“JFL-SES”). JFL-SES is controlled by JFL-SES Holdings, LLC (“JFL-SES Holdings”), which is controlled by its member JFL-SES (JA) Holdings, LLC (“JFL-SES (JA)”), which is controlled by its sole member JFL-SES Int. (JA) Holdings, LLC (“JFL-SES Int.”), which is controlled by its member JFL AIV Investors III-JA, L.P. (“JFL AIV JA”). JFL-NRC is controlled by its member JFL-NRC (JA) Holdings, LLC (“JFL-NRC (JA)”), which is controlled by its sole member JFL-NRC Int. (JA) Holdings, LLC (“JFL-NRC Int.”), which is controlled by its member JFL AIV JA. JFL AIV JA is controlled by its general partner, JFL GP Investors III, LLC (“Ultimate GP III”). Ultimate GP III is controlled by its managers Messrs. John F. Lehman, Louis N. Mintz, Stephen L. Brooks, and C. Alexander Harman. (B) Includes (x) 165,568 shares of Common Stock and (z) 193,064 shares of Common Stock issuable upon conversion of 24,133 shares of Series A Convertible Preferred Stock, held by JFL-NRCG Holdings III, LLC (“JFL-NRCG III”). JFL-NRCG III may be deemed to be controlled by its managing member, JFL-NRCG Annex Fund, LP (“Annex Fund”). Annex Fund is controlled by its general partner, Ultimate GP III. (C) Includes (x) 1,892,605 shares of Common Stock and (z) 2,206,936 shares of Common Stock issuable upon conversion of 275,867 shares of Series A Convertible Preferred Stock, held by JFL-NRCG Holdings IV, LLC (“JFL-NRCG IV”). JFL-NRCG IV may be deemed to be controlled by its managing member, JFL Equity Investors IV, LP (“JFL Equity Investors IV”). JFL Equity Investors IV is controlled by its general partner, JFL GP Investors IV (“Ultimate GP IV”). Ultimate GP IV is controlled by its managers Messrs. John F. Lehman, Louis N. Mintz, Stephen L. Brooks, and C. Alexander Harman. Each of Messrs. C. Alexander Harman and Glenn M. Shor is employed by JFLCo, holding the positions of partner and managing director, respectively. Neither Mr. Harman nor Mr. Shor individually direct the voting or disposition of the shares held of record by the entities affiliated with JFLCo in this footnote #2 and disclaim beneficial ownership of the shares held by such entities except to the extent of their pecuniary interest therein.

The principal business address of each entity listed in this Footnote #2 is c/o J.F. Lehman & Company, LLC, 110 East 59th Street, 27th Floor, New York, NY 10022. Each of JFL Partners, JFL-NRC, JFL-SES, JFL-SES Holdings, JFL-SES (JA), JFL-SES Int., JFL AIV JA, JFL-NRC (JA), JFL-NRC Int., Ultimate GP III, JFL-NRCG III, Annex Fund, JFL-NRCG IV, JFL Equity Investors IV, Ultimate GP IV and each of Messrs. Lehman, Mintz, Brooks and Harman disclaims beneficial ownership of the shares held by JFL Partners, JFL-NRCG III and JFL-NRCG IV, except to the extent of their pecuniary interest therein.

(3)	Includes (x) 2,442,419 shares of Common Stock held by Nomura Securities International, Inc. (“Nomura”) and (y) 1,060,000 shares of Common Stock issuable upon conversion of 132,500 shares of Series A Convertible Preferred Stock held by Nomura. Nomura is a registered broker dealer and a FINRA member firm, and may be viewed as a statutory underwriter under the Securities Act. The principal business address of Nomura is 309 West 49th Street, New York, NY 10019.

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(4)	Includes 4,240,000 shares of Common Stock issuable upon the conversion of 530,000 shares of Series A Convertible Preferred Stock. These securities are held directly by SBTS, LLC (“SBTS”). Stephen C. Freidheim may be deemed to indirectly beneficially own the securities directly held by SBTS because Mr. Freidheim may be deemed to have voting and investment power over such securities as the sole member of Cyrus Capital Partners GP, L.L.C. (“Cyrus Capital GP”) and the Chief Investment Officer of Cyrus Capital. Cyrus Capital GP is the general partner of Cyrus Capital and Cyrus Capital is the Manager of SBTS. John R. Rapaport is a partner in Cyrus Capital. However, Mr. Rapaport does not have voting and/or investment power over the shares directly held by SBTS and therefore may not be deemed to be the beneficial owner of such shares.

Directors and Executive Officers

Resignation of Directors and Officers. In connection with the Closing, and effective immediately upon consummation of the Business Combination, Bradley Bell, Richard Burns, Peter Shea and Daniel DiMicco each resigned from their positions as directors of the Company, and Daniel Hennessy, Kevin Charlton and Nicholas Petruska each resigned from their positions as Chief Executive Officer, President and Chief Operating Officer, and Executive Vice President, Chief Financial Officer and Secretary, respectively, of the Company. In addition, following the Closing, on October 17, 2018, Kevin Charlton resigned from his position as a director of the Company.

Appointment of Officers. Promptly after the Closing, and effective immediately upon consummation of the Business Combination, Christian Swinbank was appointed to serve as the Company’s Chief Executive Officer and President, Joe Peterson was appointed to serve as the Company’s Chief Financial Officer, Paul Taveira was appointed to serve as the Company’s President of Standby & Environmental Services and Robert V. Nelson III was appointed to serve as the Company’s President of Waste Disposal Services. Biographical information for each of Messrs. Swinbank, Peterson, Taveira and Nelson, the new executive officers of the Company, is set forth in the Definitive Proxy Statement in the section entitled “Information About NRC Group—Executive Officers” beginning on page 221 and in the other sections of the Definitive Proxy Statement cross-referenced therein, all of which information is incorporated herein by reference.

For information on any material plan, contract or arrangement with our new executive officers, including a description of agreements with Messrs. Swinbank, Taveira and Nelson, see “Executive and Director Compensation of NRC Group” beginning on page 229 of the Definitive Proxy Statement, which information is incorporated herein by reference. Joseph Peterson and NRC Group entered into an employment agreement on June 22, 2018 that replaced and superseded his previous employment agreement. Mr. Peterson’s employment agreement provides that he serves as the Chief Financial Officer of NRC Group at a base salary of $330,000, subject to adjustment as provided therein. Mr. Peterson’s target annual bonus for calendar year 2018 is 65% of his base salary.

If Mr. Peterson’s employment with NRC Group is terminated by NRC Group without cause or if Mr. Peterson terminates his employment with NRC Group for good reason, in each case, other than in connection with a change in control of NRC Group, Mr. Peterson will be entitled to receive severance compensation in an amount equal to 150% multiplied by the sum of his base salary and target annual bonus at the time of such termination, which severance will be payable in 18 equal monthly installments. If (i) Mr. Peterson’s employment with NRC Group is terminated by NRC Group without cause or if Mr. Peterson terminates his employment with NRC Group for good reason, in each case, within 24 months following a change of control of NRC Group or (ii) Mr. Peterson’s employment with NRC Group is terminated by NRC Group without cause within 3 months prior to a change in control of NRC Group, in each case, Mr. Peterson will be entitled to receive severance compensation in an amount equal to 200% multiplied by the sum of his base salary and target annual bonus at the time of such termination, which severance will be payable in 24 equal monthly installments. Additionally, in the event of Mr. Peterson’s involuntary termination of employment by NRC Group without cause or voluntary termination of employment for good reason at any time, Mr. Peterson will be entitled to reimbursement for the costs of COBRA medical insurance premiums for up to 18 months of continued participation by Mr. Peterson and his eligible dependents in NRC Group’s medical insurance plan. NRC Group’s obligation to make the severance and COBRA payments described in this paragraph is contingent upon Mr. Peterson’s timely execution and non-revocation of a general release of claims in favor of NRC Group. Mr. Peterson’s employment agreement also includes an obligation that Mr. Peterson not compete with NRC Group or solicit NRC Group’s employees or customers while employed and for a period of 18 months following his termination of employment.

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Copies of the Employment Agreements with each of Messrs. Swinbank, Peterson, Nelson and Taveira are filed as Exhibits 10.4 through 10.7 to this Current Report on Form 8-K and are incorporated herein by reference. For information regarding any related party transaction (as defined in Item 404(a) of Regulation S-K) involving the members of the executive officers, see “Certain Relationships and Related Party Transactions,” beginning on page 295 of the Definitive Proxy Statement, which information is incorporated herein by reference.

Election of Directors. At a special meeting of Hennessy Capital stockholders conducted on October 17, 2018 (the “Special Meeting”), James Baumgardner, John Rapaport and Christian Swinbank were each elected as Class III directors and James O’Neil III was elected as a Class II director.

On October 17, 2018, following the consummation of the Business Combination, the Company’s Board established the size of the Board to include nine total directors and appointed C. Alexander Harman, Glenn M. Shor, Donald Glickman and Michael J. Bayer to the Board pursuant to that certain Investors Rights Agreement described in this Current Report on Form 8-K. Messrs. Bayer, Glickman and Shor shall serve as Class I directors, which class of directors shall serve until the 2019 annual meeting of the Company’s stockholders, at which time they will be up for election. Messrs. Harman, O’Neil and Hennessy shall serve as Class II directors, which class of directors shall serve until the 2020 annual meeting of the Company’s stockholders, at which time they will be up for election. Messrs. Swinbank, Baumgardner and Rapaport shall serve as Class III directors, which class of directors shall serve until the 2021 annual meeting of the Company’s stockholders, at which time they will be up for election. For information regarding any related party transaction (as defined in Item 404(a) of Regulation S-K) involving the members of our Board, see “Certain Relationships and Related Party Transactions,” beginning on page 295 of the Definitive Proxy Statement, which information is incorporated herein by reference. The Board elected Mr. Baumgardner to serve as Chairman of the Board. Furthermore, the Board appointed the committees of the Board as reflected in the table below.

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Mr. Baumgardner*	Mr. Shor*	Mr. Harman*
Mr. Bayer	Mr. Glickman	Mr. Shor
Mr. O’Neil	Mr. O’Neil	Mr. Hennessy

* Denotes chairman

Biographical information for Messrs. Swinbank, O’Neil, Baumgardner and Rapaport is set forth in the Definitive Proxy Statement in the section entitled “Director Election Proposal” beginning on page 173. Biographical information for Mr. Hennessy is set forth in the Definitive Proxy Statement in the section entitled “Information About Hennessy Capital—Management—Directors and Executive Officers” beginning on page 189. Biographical information for Messrs. Harman and Shor is set forth in the Definitive Proxy Statement in the section entitled “Management After the Business Combination—Information about Directors Expected to be Appointed to the Board Upon the Closing of the Business Combination” beginning on page 265.

Donald Glickman, 85, is a founding partner of JFLCo, a position he has held since July 1992. Prior to founding JFLCo, Mr. Glickman was a principal of the Peter J. Solomon Company, an investment banking firm, from July 1989 to June 1992. From July 1988 to July 1989, he was a managing director of Shearson Lehman Brothers, Inc.’s $1.3 billion Merchant Banking Partnership. Previously, he served as Senior Vice President and Regional Head of the First National Bank of Chicago. Mr. Glickman has served on numerous public and private company boards, including many of JFLCo’s realized investments. He currently serves on the board of directors of Monro, Inc. Mr. Glickman holds a B.M.E. from Cornell University and received his M.B.A. from the Harvard Business School.

Michael J. Bayer, 71, is the president and CEO of Dumbarton Strategies, LLC, an energy and national security consulting firm, and currently serves as a member of an advisory board of JFLCo. Previously, Mr. Bayer served as Chairman of the U.S. Department of Defense’s Business Board and currently serves as a member of the U.S. Department of Defense’s Science Board, the Sandia National Laboratory’s National Security Advisory Panel and the Chief of Naval Operations’ Executive Panel. He also currently serves as a director of SIGA Technologies, Inc. Mr. Bayer holds a BA in Accounting from Miami University.

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The following table shows the directors and executive officers of the Company as of the date of this Current Report on Form 8-K.

Name	Age	Position
Chris Swinbank	46	Chief Executive Officer, President and Director
Joe Peterson	49	Chief Financial Officer
Paul Taveira	58	President of Standby & Environmental Services
Robert V. Nelson III	42	President of Waste Disposal Services
James R. Baumgardner	55	Chairman of the Board
Michael J. Bayer	71	Director
Donald Glickman	85	Director
C. Alexander Harman	42	Director
Daniel J Hennessy	60	Director
James O’Neil III	60	Director
John Rapaport	37	Director
Glenn M. Shor	38	Director

Executive Compensation

The compensation of Hennessy Capital’s executive officers before the Business Compensation is described in the Definitive Proxy Statement in the section entitled “Information About Hennessy Capital—Executive Compensation” beginning on page 196, which is incorporated herein by reference. The compensation of NRC Group’s named executive officers before the Business Combination is described in the Definitive Proxy Statement in the section entitled “Executive and Director Compensation of NRC Group” beginning on page 229, which is incorporated herein by reference.

On October 17, 2018, the stockholders of Hennessy Capital approved the NRC Group Holdings Corp. 2018 Equity and Incentive Compensation Plan (the “Incentive Plan”). The description of the Incentive Plan set forth in the section of the Definitive Proxy Statement entitled “Incentive Plan Proposal” beginning on page 176 is incorporated herein by reference. A copy of the full text of the Incentive Plan is filed with this Current Report on Form 8-K as Exhibit 10.9 and is incorporated herein by reference, and the foregoing description of the Incentive Plan is qualified in its entirety by reference thereto.

During 2017, no officer or employee served as a member of the compensation committee. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

Director Compensation

As of December 31, 2017, NRC Group did not have any directors. NRC Group was managed by its sole member, JFL Partners.

The Board of the Company approved the following director compensation policy to be effective as of October 17, 2018. Non-employee directors of the Company each will receive an annual cash retainer of $75,000 and an annual equity grant with a grant date fair market value equal to $50,000. In addition, the Company’s Audit Committee chairman will receive an annual cash retainer of $15,000, the Company’s Compensation Committee chairman will receive an annual cash retainer of $10,000, the Company’s Corporate Governance and Nominating Committee chairman will receive an annual cash retainer of $10,000 and the Chairman of the Company’s Board of Directors will receive an annual cash retainer of $50,000.

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Certain Relationships and Related Party Transactions

A description of certain relationships and related party transactions is included in the Definitive Proxy Statement in the section entitled “Certain Relationships and Related Party Transactions” beginning on page 295, which is incorporated herein by reference.

The information set forth under the heading “Indemnification Agreements” under “Item 1.01. Entry into a Material Definitive Agreement” above in this Current Report on Form 8-K is incorporated herein by reference.

Director Independence. The Board has determined that Messrs. Baumgardner, Bayer, Glickman, Harman, Hennessy, O’Neil, Rapaport and Shor are independent under applicable SEC and NYSE American rules and, to the extent applicable, that they qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership.

Legal Proceedings

From time to time, the Company is involved in litigation arising out of its operations in the normal course of business or otherwise. The Company is not currently a party to any legal proceedings that, individually or in the aggregate, are expected to materially impact its business, financial position, results of operations and cash flows, taken as a whole. At September 30, 2018, the Company did not have any reserves on its books relative to any outstanding litigation, claim or assessment.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the market price, number of stockholders and dividends for the Company’s securities is set forth in the Definitive Proxy Statement in the section entitled “Price Range of Securities and Dividends” beginning on page 299, which is incorporated herein by reference. On October 17, 2018, the closing sale price of our Common Stock and warrants was $10.22 per share and $1.49 per warrant, respectively. During the period from October 1, 2018 through October 17, 2018, the high and low sales prices for our Common Stock were $10.32 and $10.03, respectively, and the high and low sales prices for our warrants were $1.59 and $1.25, respectively.

In connection with the closing of the Business Combination, Common Stock trading symbol was changed to “NRCG” and its warrant trading symbol was changed to “NRCG WS” on the NYSE American. As of the Closing Date of the Business Combination, there were 47 holders of record of the Common Stock.

No equity awards of the Company were outstanding as of December 31, 2017 or are currently outstanding as of the date of this Current Report on Form 8-K.

Recent Sales of Unregistered Securities

Information about unregistered sales of Hennessy Capital’s equity securities is set forth in “Part II, Item 15. Recent Sales of Unregistered Securities” of Amendment No. 2 to Hennessy Capital’s Registration Statement on Form S-1 (File No. 333-218341) filed with the SEC on June 21, 2017 and in Item 3.02 of Hennessy Capital’s Current Report on Form 8-K filed on June 28, 2017.  Information about the Company’s unregistered sales of securities is set forth in Item 3.02 of the Company’s Current Report on Form 8-K filed on October 17, 2018.  All such information is incorporated herein by reference.

Description of the Company’s Securities

A description of the Company’s securities are included in the Definitive Proxy Statement in the sections entitled “Description of Securities” beginning on page 270 through 290, which descriptions are incorporated herein by reference. A description of the Company’s Series A Convertible Preferred Stock is included in the Definitive Proxy Statement in the section entitled “The Business Combination Proposal—Series A Convertible Preferred Stock Certificate of Designations” beginning on page 134, which description is incorporated herein by reference.

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The Company has authorized 205,000,000 shares of capital stock, consisting of 200,000,000 shares of Common Stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.

Upon consummation of the Business Combination and the transactions related thereto, there were 36,902,544 shares of Common Stock issued and outstanding, 1,050,000 shares of Series A Preferred Stock outstanding and 19,248,750 warrants to purchase 19,248,750 shares of Common Stock outstanding.

The Company believes there were 47 record holders of Common Stock and 1 record holder of warrants to purchase Common Stock immediately after the Business Combination on October 17, 2018.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is set forth in the Definitive Proxy Statement in the section entitled “The Business Combination Proposal—Indemnification of Directors and Officers; Directors’ and Officers’ Insurance” beginning on page 128 and in Amendment No. 2 to Hennessy Capital’s Registration Statement on Form S-1 (File No. 333-218341) filed with the SEC on June 21, 2017, in the section entitled “Limitation on Liability and Indemnification of Officers and Directors,” beginning on page 100, and in Item 14 of Part II thereof, all of which information is incorporated herein by reference.

See also “Item 1.01 Entry Into a Material Agreement — Indemnification Agreements” of this Current Report on Form 8-K, which is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The historical financial statements (and accompanying notes) of (1) NRC Group included in the Definitive Proxy Statement on page F-36 through F-71, (2) Progressive Environmental Services, Inc. included in the Definitive Proxy Statement on page F-72 through F-101 are incorporated herein by reference. The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under “Item 4.01. Changes in Registrant’s Certifying Accountant” of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a result of the Business Combination, the Company became obligated with respect to debt of NRC Group and its subsidiaries that remained outstanding after the consummation of the Business Combination, which totaled approximately $350.1 million at such time. Such debt consists of the New Credit Facility (as described below).

New Credit Facility

In connection with the combination of JFL-NRC Holdings, LLC and its consolidated subsidiaries (“NRC”) and SES Holdco, LLC (“Sprint”), NRC and Sprint (collectively, the “Borrowers”), NRC Group, as parent, and the other guarantors party thereto entered into the a credit facility on June 11, 2018 (the “New Credit Facility”). The New Credit Facility includes a $308.0 million term loan (the “Original Term Loan” and, together with the Incremental Term Loan (as defined below), the “Term Loan”), the proceeds of which have been used for, among other things, the funding of a dividend paid to investment affiliates of JFLCo as part of the combination of NRC and Sprint, and a currently undrawn $40.0 million revolving credit facility (the “Revolver”). The Revolver matures on June 11, 2023 and the Term Loan matures on June 11, 2024, in each case unless otherwise extended in accordance with the terms of the New Credit Facility. The Borrowers may also incur incremental revolving and term loan commitments pursuant to and in accordance with the terms of the New Credit Facility.

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In connection with the Interim Acquisition (as defined in the Definitive Proxy Statement), the Borrowers and the other guarantors (including NRC Group) entered into a Joinder Agreement (the “Joinder Agreement”) pursuant to which the Borrowers incurred incremental term loans in the amount of $35.0 million (the “Incremental Term Loan”) (of which $25.0 million was used for Interim Acquisition purchase price, $0.9 million was used to pay related fees and expenses, $5.0 million was reserved for a potential acquisition, and the remainder was funded to NRC Group’s balance sheet).  The Incremental Term Loan will mature in 2024 and accrue interest at a rate of LIBOR plus 5.25%.  The incremental term loan will be secured on a pari passu basis with the obligations under the New Credit Facility by a first-priority lien on substantially all assets of the Borrowers, NRC Group and the other guarantors.  The Incremental Term Loan will be governed under NRC Group's New Credit Facility and will contain the same covenants, terms and conditions.

Outstanding loans under the New Credit Facility will bear interest at the Borrowers’ option at either the Eurodollar Rate plus 5.25% or the Base Rate plus 4.25% per year. In addition, the Borrowers will be charged (1) a commitment fee in an amount equal to 0.50% per annum times the average daily undrawn portion of the Revolver, (2) a letter of credit fee in an amount equal to the applicable margin then in effect for revolving loans bearing interest at the Eurodollar Rate times the average aggregate daily maximum amount available to be drawn under all outstanding letters of credit, (3) a letter of credit fronting fee in an amount equal to 0.125% times the average aggregate daily maximum amount available to be drawn under all letters of credit and (4) certain other fees as agreed between the parties.

The Borrowers are required to make quarterly amortization payments on the Term Loan, which payments began on September 30, 2018. Commencing on December 31, 2018, the quarterly amortization payments are in the amount of $857,719.30, with the balance of the Term Loan due at maturity. Subject to (1) customary breakage costs in connection with Eurodollar Rate loans and (2) prepayment fees required to be paid upon the occurrence of a “Repricing Event” (as defined below), the Borrowers may prepay all loans under the New Credit Facility at any time without premium or penalty, subject to notice requirements. Other than in connection with certain specified exceptions, if in connection with (A) any prepayment of the Term Loan with the proceeds of, or any conversion of the Term Loan into, any new or replacement tranche of term loans, the primary purpose of which is to reduce the interest rate margins thereon to have a lower all-in yield than the all-in yield applicable to the Term Loan or (B) any amendment to the New Credit Facility the primary purpose of which is to reduce the effective interest rate applicable to the Term Loan to have an all-in yield lower than the all-in yield applicable to the then outstanding Term Loan (either of the foregoing, a “Repricing Event”) the Borrowers either voluntarily prepay the Term Loan, prepay the Term Loan using proceeds from the incurrence of certain indebtedness or effect any amendment with respect to the Term Loan, in each case, on or prior to April 2, 2019, the Borrowers will be required to pay a prepayment premium to each lender of Term Loans equal to 1.00% of the principal amount of the Term Loans affected by a reduction in interest rate margins held by such lender or Term Loans that are prepaid or 1.00% of the principal amount of the Term Loans held by such lender, as applicable.

Subject to certain thresholds, exceptions and reinvestment rights, the Borrowers are required to prepay the loans under the New Credit Facility upon receipt of net cash proceeds from certain dispositions and casualty/condemnation events and the incurrence of indebtedness, other than indebtedness permitted to be incurred under the New Credit Facility. In addition, commencing with the fiscal year ending December 31, 2019, the Borrowers will be required to make an annual prepayment of the loans under the New Credit Facility in an amount equal to a percentage, determined by reference to the NRC Group’s consolidated first lien net leverage ratio, of the NRC Group’s excess cash flow.

The Borrowers’ obligations under the New Credit Facility are guaranteed by, subject to certain exceptions, substantially all of NRC Group’s present and future wholly owned domestic restricted subsidiaries (other than the Borrowers and other than, among others, foreign subsidiary holding companies and immaterial subsidiaries).

The New Credit Facility is secured by first-priority liens on substantially all assets of the Borrowers, NRC Group and the other guarantors, including without limitation, equity interests in domestic subsidiaries and 65% of the voting interests in first-tier foreign subsidiaries (subject to limitations as regards foreign subsidiary holding companies) and certain vessels.

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The New Credit Facility contains, subject to certain carveouts, exceptions and thresholds, representations and warranties, affirmative and negative covenants and events of default that the Borrowers consider customary for an agreement of this type, including a covenant setting a maximum consolidated total net leverage ratio of 5.45:1.00, to be tested when the aggregate outstanding principal amount of all revolving loans plus certain letter of credit obligations and outstanding principal amount of swingline loans exceeds 30% of the revolving credit commitments then in effect. If an event of default occurs and continues, the lenders will be permitted to terminate their commitments under the New Credit Facility, accelerate all outstanding obligations under the New Credit Facility and exercise other rights and remedies, including the commencement of foreclosure or other actions against the collateral. This covenant is not currently in effect.

The New Credit Facility is pursuant to the credit agreement, pledge and security agreement, joinder agreement, trademark security agreement, and patent security agreement, each filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.10 and 10.11, respectively, and incorporated herein by reference. The foregoing description of the New Credit Facility is qualified in its entirety by reference thereto.

Item 3.03	Material Modification to Rights of Security Holders.

On October 17, 2018, the Company filed its Second Amended and Restated Certificate of Incorporation, Certificate of Designations, Preferences, Rights and Limitations of the 7.00% Series A Convertible Cumulative Preferred Stock (the “Certificate of Designations”) and adopted its Second Amended and Restated Bylaws. For additional information, see the information set forth under “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” in this Current Report on Form 8-K, which information is incorporated in this Item 3.03 by reference. Copies of the Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the Certificate of Designations are included as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Previous independent registered public accounting firm:

On October 17, 2018, at the recommendation of the Board’s Audit Committee, the Board approved the dismissal of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm. As of December 31, 2017 and for the period from January 3, 2017 (date of inception) to December 31, 2017, Withum’s audit report on Hennessy Capital’s financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles except as follows: such audit report contained an explanatory paragraph in which Withum expressed substantial doubt as to Hennessy Capital’s ability to continue as a going concern if Hennessy Capital does not complete a business combination by December 28, 2018. During the period from January 3, 2017 (date of inception) to December 31, 2017 and the subsequent period through the date of Withum’s dismissal, (i) there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between Hennessy Capital and Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Withum’s satisfaction, would have caused Withum to make reference in connection with Withum’s opinion to the subject matter of the disagreement; and (ii) there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K. We have given permission to Withum to respond fully to the inquiries of the successor auditor. We furnished a copy of this disclosure to Withum and have requested that Withum furnish us with a letter addressed to the SEC stating whether it agrees with the above statements or, if not, stating the respects in which it does not agree. We have received the requested letter from Withum, and a copy of the letter is filed with this Current Report on Form 8-K as Exhibit 16.1.

(b) New independent registered public accounting firm:

On October 17, 2018, as part of the change in independent registered public accounting firms described in Item 4.01(a) above, the Board’s Audit Committee recommended that the Board approve, and the Board approved, the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2018.

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During the two most recent fiscal years and through October 17, 2018, the registrant has not consulted with Grant Thornton LLP regarding either (1) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the financial statements of the registrant, or (2) any matter that was the subject of a disagreement or a reportable event described in Items 304(a)(1)(iv) or (v), respectively, of Regulation S-K or the type of audit opinion that might be rendered on the financial statements of the registrant, or (2) any matter that was the subject of a disagreement or a reportable event described in Items 304(a)(1)(iv) or (v), respectively, of Regulation S-K.

Item 5.01	Change in Control of Registrant.

The disclosure set forth under “Introductory Note,” “Item 1.01. Entry into a Material Definitive Agreement—Investor Rights Agreement” and “Item 2.01. Completion of Acquisition or Disposition of Assets” above is incorporated in this Item 5.01 by reference.

Prior to the consummation of the Business Combination, Hennessy Capital was a special purpose acquisition company. It was controlled by HCAC Sponsor, which on the date of the Definitive Proxy Statement beneficially owned 16.5% of the Common Stock (excluding warrants, as they were not exercisable until 30 days after the completion of the Business Combination). Substantially all of the remaining shares owned prior to the consummation of the Business Combination were owned by Hennessy Capital’s public stockholders.

By virtue of the consummation of the Business Combination, HCAC Sponsor has ceased to control the Company. The former management of Hennessy Capital no longer holds any executive officer positions and legacy Hennessy Capital directors now represent only two of nine of the members of the Board.

Immediately after consummation of, and as a result of, the Business Combination and the transactions related thereto, including the JFL Subscription Agreement, JFL beneficially owns 67.0% of the outstanding Common Stock, and may therefore be deemed to control the Company. The percentages set forth in this paragraph include 2,400,000 shares of Common Stock issuable upon conversion of 300,000 shares of Series A Convertible Preferred Stock held by JFL. Pursuant to the terms of the Series A Convertible Preferred Stock the holder may convert, subject to limited exceptions, the Series A Convertible Preferred Stock into Common Stock at any time at the election of the holder.

The Company is not aware of any arrangements, including any pledge by any person of securities of the Company or any of its parent entities, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures set forth under “Item 2.01. Completion of Acquisition or Disposition of Assets—Directors and Executive Officers” above are incorporated in this Item 5.02 by reference.

For information regarding (i) any material plan, contract or arrangement in which any of the Company’s directors is a party or participates that was entered into or materially amended in connection with the Business Combination and any grant or award made to any of the Company’s directors under any such plan, contract or arrangement and (ii) any material compensatory plan, contract or arrangement in which the Company’s principal executive officer, principal financial officer, executive officer named in a Summary Compensation Table in the Definitive Proxy Statement or other comparable officer participates or is a party, any material amendment to any such plan, contract or arrangement and any material grant or award to any such person under any such plan, contract or arrangement, see (a) the section in the Definitive Proxy Statement entitled “Incentive Plan Proposal” beginning on page 176, (b) the section in the Definitive Proxy Statement entitled “Executive and Director Compensation of NRC Group” beginning on page 229, (c) the section in the Definitive Proxy Statement entitled “Management After the Business Combination—Director Compensation” beginning on page 268 as supplemented by the information contained above under “Item 2.01. Completion of Acquisition or Disposition of Assets—Director Compensation”, (d) the section in the Definitive Proxy Statement entitled “Management After the Business Combination—Executive Compensation” beginning on page 268, (e) the section in the Definitive Proxy Statement entitled “Information About Hennessy Capital—Executive Compensation” beginning on page 196, (f) “Item 1.01. Entry Into a Material Agreement” in this Current Report on Form 8-K, (g) “Item 2.01. Completion of Acquisition or Disposition of Assets—Directors and Executive Officers” in this Current Report on Form 8-K, and (h) “Item 2.01. Completion of Acquisition or Disposition of Assets—Director Compensation” in this Current Report on Form 8-K, all of which information is incorporated herein by reference.

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Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting, the stockholders of Hennessy Capital approved each of the amendments to Hennessy Capital’s amended and restated certificate of incorporation that were proposed for adoption at the Special Meeting. For information regarding each of those amendments, see the section of the Definitive Proxy Statement entitled “The Charter Proposals” beginning on page 165 and the information set forth in “Item 2.01. Completion of Acquisition or Disposition of Assets—Description of the Company’s Securities” above, which information is incorporated herein by reference. Immediately after the Special Meeting, on October 17, 2018, the Company filed its Second Amended and Restated Certificate of Incorporation (reflecting each of the related proposals to amend the existing Amended and Restated Certificate of Incorporation of the Company adopted at the Special Meeting) with the Secretary of State of the State of Delaware. A copy of the Company’s Second Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware, is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Immediately following the Special Meeting on October 17, 2018, the Company adopted its Amended and Restated Bylaws to, among other things, (1) provide JFL the right to call special meetings of our stockholders anytime it beneficially owns at least 50% in voting power of the Common Stock, (2) add certain provisions to comply with the Jones Act (as defined below), (3) remove the ability for stockholders to act by written consent and (4) provide a super-majority vote requirement to amend the Amended and Restated Bylaws under certain circumstances. A copy of the Company’s Amended and Restated Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference thereto.

In order to assist the Company in meeting its obligations following the Closing to remain in compliance with certain provisions of U.S. cabotage laws that impose certain restrictions on the ownership and operation of vessels in the U.S. coastwise trade (such laws are principally contained in 46 U.S.C. Chapters 121, 505 and 551 and the related regulations and are commonly referred to collectively as the “Jones Act”), the Second Amended and Restated Certificate of Incorporation includes in Article V provisions (i) limiting the ownership of any class or series of the Company’s capital stock by non-U.S. Citizens (meaning a person who is not a citizen of the United States within the meaning of 46 U.S.C. section 50501 for purposes of owning and operating U.S.-flag vessels in the U.S. coastwise trade) to 24% (so as to allow a margin of safety under the statutory maximum of 25%), (ii) prohibiting the transfer of shares of the Company’s capital stock if doing so would cause the Company to exceed the 24% non-U.S. Citizen ownership threshold (any shares owned by non-U.S. Citizens in excess of such 24% limitation are “Excess Shares” as defined in the Second Amended and Restated Certificate of Incorporation), (iii) authorizing the redemption of Excess Shares, (iv) suspending the right to vote and to receive dividends and distributions for Excess Shares, (v) establishing procedures for the redemption of Excess Shares, including providing notice and paying the redemption price, (vi) authorizing the Company to make U.S. Citizenship determinations with respect to the holders of its capital stock, (vii) requiring holders (including beneficial holders) of the Company’s capital stock to submit information to establish the U.S. Citizenship of such holder within the meaning of the Jones Act, and (viii) generally authorizing the Board to take appropriate action to monitor and maintain compliance with the U.S. Citizen ownership requirements of the Jones Act. The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also include provisions incorporating the U.S. Citizenship requirements of the Jones Act that are applicable to directors and officers.

Also on October 17, 2018, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designations. The Certificate of Designations was adopted by resolution of the Board pursuant to the Company’s charter, which vests in the Board the authority to provide for the authorization and issuance of one or more series of preferred stock of the Company within the limitations and restrictions set forth in the charter. A copy of the Certificate of Designations, as filed with the Secretary of State of the State of Delaware, is attached as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The Company has adopted a new Code of Business Conduct and Ethics, effective as of October 17, 2018 (the “Code of Conduct”). The Code of Conduct is applicable to all directors, officers, employees, agents and representatives of the Company and its subsidiaries. The changes to the Code of Conduct include, among other things: (i) the expansion of the Code of Conduct’s scope to include agents and representatives of the Company; (ii) the addition of provisions regarding political contributions and activities, including lobbying activities, discrimination and harassment, and workplace health and safety; (iii) the expansion of provisions pertaining to business entertainment and gifts and the protection of confidential information; and (iv) other administrative and non-substantive amendments.

The amendment and restatement of the Code of Conduct did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Conduct. Any waivers under the Code of Conduct will be disclosed on a Current Report on Form 8-K or as otherwise permitted by the rules of the Securities and Exchange Commission and the NYSE American (or other stock exchange on which the Company’s securities are then listed). The new Code of Conduct is available on our corporate website at ir.nrcg.com.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The historical consolidated financial statements of NRC Group and its subsidiaries as of December 31, 2017 and 2016 and for each of the three years ended December 31, 2017 and as of June 30, 2018 (unaudited) and the six months ended June 30, 2018 and 2017 (unaudited), together with the notes thereto, included in the Definitive Proxy Statement on pages F-36 through F-71 are incorporated by reference into this Current Report on Form 8-K.

The historical consolidated financial statements of Progressive Environmental Services, Inc. as of December 31, 2017 and 2016 and for each of the two years ended December 31, 2017 and as of March 31, 2018 (unaudited) and for the three months ended March 31, 2018 and 2017 (unaudited), together with the notes thereto, included in the Definitive Proxy Statement on pages F-72 through F-101 are incorporated by reference into this Current Report on Form 8-K.

The historical consolidated financial statements of SES Hold Co, LLC, to the extent applicable, have been included in the historical consolidated financial statements of NRC Group.

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(b) Pro Forma Financial Information.

Reference is made to Item 2.01 of this Current Report on Form 8-K, “Completion of Acquisition or Disposition of Assets—Unaudited Pro Forma Condensed Combined Financial Information” for the following pro forma financial information:

Introduction
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2018
Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2018
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2017
Notes to Unaudited Pro Forma Condensed Combined Financial Information

(d) Exhibits.

Exhibit No.	Exhibit
2.1**	Purchase Agreement, dated as of June 25, 2018, by and between JFL-NRC-SES Partners, LLC and the registrant, incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K (File No. 001-38119) filed with the SEC on June 26, 2018.
2.2	First Amendment to Purchase Agreement, dated as of July 12, 2018, by and between JFL-NRC-SES Partners, LLC and the registrant, incorporated by reference to Exhibit 2.1 to the registrant’s Quarterly Report on Form 10-Q (File No. 001-38119) filed with the SEC on October 10, 2018.
3.1*	Second Amended and Restated Certificate of Incorporation of Hennessy Capital Acquisition Corp. III (renamed NRC Group Holdings Corp.).
3.2*	Amended and Restated Bylaws of NRC Group Holdings Corp.
3.3*	Certificate of Designations, Preferences, Rights and Limitations of 7.00% Series A Convertible Cumulative Preferred Stock of NRC Group Holdings Corp. (and form of certificate for 7.00% Series A Preferred Stock of NRC Group Holdings Corp. attached as Exhibit C thereto)
4.1*	Amended and Restated Registration Rights Agreement, dated as of October 17, 2018, by and among the registrant, Hennessy Capital Partners III LLC, and certain security holders of the registrant party thereto.
4.2*	Investor Rights Agreement, dated as of October 17, 2018, by and among the registrant, JFL-NRC-SES Partners, LLC and J.F. Lehman & Company, LLC.
4.3*	Lock-Up Agreement, dated as of October 17, 2018, by and between the registrant and JFL-NRC-SES Partners, LLC.
4.4	Warrant Agreement, dated as of June 22, 2017, between Continental Stock Transfer & Trust Company and the registrant (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K (File No. 001-38119) filed on June 28, 2017).
10.1*	Credit and Guaranty Agreement, dated as of June 11, 2018, between JFL-NRC Holdings, LLC and SES Holdco, LLC, as borrowers, NRC Group Holdings, LLC, as parent, and the other guarantors party thereto.
10.2*	Pledge and Security Agreement, dated as of June 11, 2018, by and among NRC US Holding Company, LLC, Sprint Energy Services, LLC, JFL-NRC Holdings, LLC< SES Holdco, LLC, NRC Group Holdings, LLC, the grantors party thereto from time to time, and BNP Paribas.
10.3*	Joinder Agreement, dated as of October 2, 2018, by and among BNP Paribas, NRC US Holding Company, LLC, Sprint Energy Services, LLC, and the guarantors party thereto.
10.4*+	Employment Agreement, dated as of July 18, 2018, by and between NRC Group Holdings, LLC and Christian Swinbank.
10.5*+	Employment Agreement, dated as of June 22, 2018, by and between NRC Group Holdings, LLC and Joseph Peterson.
10.6*+	Employment Agreement, dated as of August 29, 2016, by and between Sprint Energy Services, LLC and Robert V. Nelson III.
10.7*+	Employment Agreement, dated as of May 28, 2015, by and between JFL-NRC Holdings, LLC and Paul Taveira.
10.8*+	Form of Indemnification Agreement between the registrant and each of its directors and executive officers.
10.9*+	NRC Group Holdings Corp. 2018 Equity and Incentive Compensation Plan.
10.10*	Intellectual Property Security Agreement, dated as of June 11, 2018, by and among National Response Corporation, NRC NY Environmental Services, Inc., Progressive Environmental Services Inc., and BNP Paribas.
10.11*	Intellectual Property Security Agreement, dated as of June 11, 2018, by and between National Response Corporation and BNP Paribas.
14.1*	Code of Business Conduct and Ethics adopted by the registrant’s board of directors on October 17, 2018.
16.1*	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission, dated October 23, 2018.
21.1*	List of subsidiaries of the registrant

*	Filed herewith.

**	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Copies of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

+	Management contract or compensatory plan or arrangement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2018	NRC GROUP HOLDINGS CORP.

	By:	/s/ Joseph Peterson
	Name:	Joseph Peterson
	Title:	Chief Financial Officer

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